AIG SunAmerica Asset Management Corp.
                                                     Harborside Financial Center
                                                                    3200 Plaza 5
                                                      Jersey City, NJ 07311-4992
                                                                    800.858.8850


September __, 2004

Dear Shareholders:

         The enclosed information statement details a recent subadviser change for the Focused International Equity Portfolio (the "Portfolio") of SunAmerica Focused Series, Inc. On June 29, 2004, the Board of Directors approved the replacement of The Boston Company Asset Management, LLC ("TBCAM") as investment manager for the Focused International Equity Portfolio. Accordingly, the Board of Directors approved the engagement of Marsico Capital Management, LLC ("Marsico") to serve as investment manager effective August 2, 2004. Thus, Marsico joins Harris Associates, L.P. and Massachusetts Financial Services Company, with each firm managing approximately one-third of the Focused International Equity Portfolio.

         As a matter of regulatory compliance, we are sending you this information statement, which describes the management structure of the Portfolio, the ownership of Marsico and the terms of the subadvisory agreement with Marsico, which the Directors, including the Independent Directors, have approved.

            THIS DOCUMENT IS FOR YOUR INFORMATION ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION. Should you have any questions, please feel free to call us at (800) 858-8850, extension 6010. We thank you for your continued interest in AIG SunAmerica Mutual Funds.

                                                 Sincerely,

                                                 /s/ Peter A. Harbeck
                                                 Peter A. Harbeck
                                                 President and CEO
                                                 AIG SunAmerica Asset Management

                         SUNAMERICA FOCUSED SERIES, INC.
                     Focused International Equity Portfolio
                           Harborside Financial Center
                                  3200 Plaza 5
                              Jersey City, NJ 07311

                        --------------------------------
                              INFORMATION STATEMENT
                        --------------------------------

         This information statement is being provided to the shareholders of the Focused International Equity Portfolio (the "Portfolio") of SunAmerica Focused Series, Inc. ("Focused") in lieu of a proxy statement, pursuant to the terms of an exemptive order Focused has received from the Securities and Exchange Commission which permits AIG SunAmerica Asset Management Corp. ("SunAmerica") to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Directors (the "Directors"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Directors of Focused.

         WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

         This information statement will be mailed on or about September 27, 2004. Copies of the most recent annual and semi-annual reports are available without charge. Copies of such reports of Focused may be obtained by writing to AIG SunAmerica Mutual Funds c/o BFDS, P.O. Box 219186, Kansas City, MO 64121-9186, or by calling (800) 858-8850, extension 6010.

Purpose of the Information Statement

         On June 29, 2004, the Directors approved an Amended Subadvisory Agreement between SunAmerica, the investment adviser and manager, and Marsico Capital Management, LLC ("Marsico"), the subadviser, with respect to a component of the Focused International Equity Portfolio. As of August 2, 2004, Marsico replaced The Boston Company Asset Management, LLC ("TBCAM") as investment manager of the Portfolio.

SunAmerica Focused Series, Inc.

         The Portfolio is an investment series of Focused, a Maryland Corporation. Focused initially entered into an Investment Advisory Agreement (the "Advisory Agreement") with SunAmerica on September 17, 1996 and entered into a new Advisory Agreement with SunAmerica on January 1, 1999. SunAmerica selects the subadvisers for the Portfolios of Focused, may manage certain portions of the Portfolios, provides various administrative services and supervises the Portfolios' daily business affairs, subject to general review by the Directors. The Advisory Agreement authorizes SunAmerica to retain the subadvisers for the Portfolios or portions thereof for which it does not manage the assets. SunAmerica selects the subadvisers it believes will provide the Portfolios with the highest quality investment services, while obtaining, within the Portfolios' investment objective, a distinct investment style. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other considerations.

         The subadvisers to Focused act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the relevant portions of their respective Portfolios regarding securities to be purchased and sold. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Directors and the oversight and supervision of SunAmerica, which pays the subadvisers' fees. The Portfolios do not pay fees directly to the subadviser. In accordance with procedures adopted by the Directors, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the 1940 Act, as amended, the rules and interpretations thereunder and other applicable securities laws.

The Subadvisory Agreement

         Pursuant to the Subadvisory Agreement with SunAmerica dated November 20, 2002 ("Previous Agreement"), TBCAM served as subadviser to a component of the Focused International Equity Portfolio. At a meeting held on June 29, 2004, the Directors, including a majority of the Directors who are not interested persons of the Portfolio or SunAmerica, approved SunAmerica's recommendation to replace TBCAM. Accordingly, the Directors approved an Amended Subadvisory Agreement (the "New Agreement") with Marsico, which became effective August 2, 2004. SunAmerica recommended Marsico in the ordinary course of its ongoing evaluation of subadviser performance and investment strategy and after extensive research and qualitative and quantitative analysis of numerous candidate firms and their organizational structure, investment process and style and long-term performance record.

         Under the Advisory Agreement, the annual rate of the investment advisory fee payable to SunAmerica for the Portfolio is as follows: 1.25% of Assets or $572,278 for the fiscal year ended October 31, 2003. The term "Assets" means the average daily net assets of the representative portfolio. This fee is accrued daily and paid monthly, and may be higher than those charged to other mutual funds. For the fiscal year ended October 31, 2003, SunAmerica paid fees to the Subadvisers, equal to the aggregate annual rate, as follows: 0.___% of Assets or $_____ for the Portfolio. The fees retained by SunAmerica for the period were 0.___%, or $_____ for the Portfolio.

         The New Agreement between Marsico and SunAmerica, on behalf of the Focused International Equity Portfolio, is substantially the same in form and in substance as the Previous Agreement, in that it (i) provides for Marsico to manage the portion of the relevant portfolio allocated to it on a discretionary basis, (ii) provides for SunAmerica to compensate Marsico for its services,
(iii) authorizes Marsico to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) requires Marsico to comply with the Portfolio's investment policies and restrictions and with applicable law. The New Agreement will not result in an increase in fees to shareholders. A form of the Subadvisory Agreement is attached to this information statement as Exhibit A.

Information about Marsico

         Marsico is a Delaware Limited Liability Company and a wholly owned indirect subsidiary of Bank of America Corp. Marsico is located at 1200 17th Street, Denver, Colorado. As of May 31, 2004, Marsico had approximately $34 billion in assets under management.

                  Marsico's investment management objective is to seek consistent, superior absolute returns through a combination of creative idea generation, intensive research and a rigorous buy/sell discipline. Marsico seeks to identify companies with high potential for strong earnings growth by focusing on those companies with long-term success potential in changing industries, with strong brand franchises that can be leveraged in a changing global environment, and that are moving with the major social, economic and cultural shifts taking place globally. Once an investment idea emerges, Marsico subjects it to a detailed, disciplined process that includes both top-down and bottom-up elements. Marsico analyzes the economic, political and social factors that enhance a company's ability to produce consistent growth in real terms as well as the fundamentals of a company in seeking to determine the company's present and future value.

                  Marsico uses a risk management discipline in deciding when to sell a stock. Marsico reviews potential negative changes in their original rationale for owning a stock and adverse changes in the competitive, regulatory and economic environments. However, Marsico is careful to distinguish between temporary corrective setbacks and structural changes. Marsico may call upon its network of contacts in various businesses as a routine part of a systematic portfolio review discipline that subjects each holding to periodic analysis of performance against expectations and benchmarks.

                  Marsico encourages "outside-of-the-box" thinking as an approach to investing. This entails a non-linear approach to the generation of investment ideas and strategies, actively seeking information and relationships not obvious to other investors and analysts. Marsico gathers insight from a company's suppliers, customers, competitors and critics, in addition to the information obtained from financial ratios and analyst meetings. Marsico believes that the best investment ideas often are immune to traditional Wall Street orthodoxies, especially in a company's early stages when they stand to do the investor most good.

         The names, positions and business addresses of the executive officers of Marsico are set forth below:

-----------------------------------------------------------------------------------------
       Name                   Position                                  Address
-----------------------------------------------------------------------------------------
Thomas F. Marsico         Chief Executive Officer                  1200 17th Street
                                                                   Denver, Colorado
-----------------------------------------------------------------------------------------
Christopher J. Marsico    President and Director                   1200 17th Street
                                                                   Denver, Colorado
-----------------------------------------------------------------------------------------
James G. Gendelman        Portfolio Manager                        1200 17th Street
                                                                   Denver, Colorado
-----------------------------------------------------------------------------------------
Christie L. Austin        Executive Vice President                 1200 17th Street
                                                                   Denver, Colorado
-----------------------------------------------------------------------------------------
Mary L. Watson            Executive Vice President and             1200 17th Street
                          Chief Operations Officer                 Denver, Colorado
-----------------------------------------------------------------------------------------
Thomas M.J. Kerwin        Executive Vice President and             1200 17th Street
                          General Counsel                          Denver, Colorado
-----------------------------------------------------------------------------------------
Kenneth Johnson           Executive Vice President and             1200 17th Street
                          Director of Marketing                    Denver, Colorado
-----------------------------------------------------------------------------------------
Corydon J. Gilchrist      Portfolio Manager                        1200 17th Street
                                                                   Denver, Colorado
-----------------------------------------------------------------------------------------
Steven R. Carlson         Executive Vice President,                1200 17th Street
                          Chief Financial Officer and              Denver, Colorado
                          Chief Compliance Officer
-----------------------------------------------------------------------------------------

Board of Directors' Consideration

            In approving the New Agreement described hereto, the Directors, at an in-person meeting held on June 29, 2004, considered certain factors. The Board considered the nature and quality of the services rendered by Marsico, including the credentials and investment experience of each of its officers and employees. The Board noted that James G. Gendelman, the Marsico portfolio manager who would be running the Portfolio had experience managing international portfolios and managed approximately $1.7 billion in assets. The Board also considered the Subadvisers' fees generally and the fees payable under the Subadvisory Agreement. With respect to the fees payable under the Subadvisory Agreement to Marsico, the Directors' compared Marsico's subadvisory fee with those of other advisers and considered the indirect costs and benefits of providing such subadvisory services. The Trustees determined that the subadvisory fee was within the range of fees reviewed and was reasonable. In addition, the Board considered the Portfolio's investment performance compared to selected peer groups, and to an appropriate combination of indices. With respect to the Portfolio's investment performance compared to selected peer groups, the Directors considered that the performance of TBCAM had lagged its benchmark indices and mutual fund peer group average over varied investment periods. The Board considered the management personnel and operations of Marsico. With respect to the management personnel and operations of Marsico, the Directors stated that they were familiar with Marsico's investment style and process since it served as a subadviser to other funds overseen by the Board. In addition, the Trustees considered that fact that Marsico had successfully managed a "focused" portfolio since 1998. Based on their evaluation of all material factors and assisted by the advice of independent counsel, the Directors, including the Disinterested Directors, concluded that that the subadvisory fee was reasonable, fair and in the best interests of its shareholders.

Additional Information

         AIG SunAmerica Capital Services, Inc. (the "Distributor") serves as distributor of the shares of each Portfolio of Focused. Both SunAmerica and the Distributor are located at Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311-4992.

         Focused is not required to hold annual meetings of the shareholders and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be considered for inclusion in the proxy statement for the next meeting of shareholders must be submitted at a reasonable time before the proxy statement is mailed. Whether a proposal submitted would be included in the proxy statement will be determined in accordance with applicable state and federal law.

                                                 By Order of the Directors,


                                                 /s/ Robert M. Zakem
                                                 Robert M. Zakem
                                                 President
                                                 SunAmerica Focused Series, Inc.

Dated:   September __, 2004

                                                                       Exhibit A

                                    [FORM OF]
                              SUBADVISORY AGREEMENT

                  This SUBADVISORY AGREEMENT is dated as of January 2, 2001 by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and MARSICO CAPITAL MANAGEMENT, LLC, a Delaware Limited Liability Company (the "Subadviser").

                                   WITNESSETH:

         WHEREAS, the Adviser and Style Select Series, Inc., a Maryland corporation (the "Corporation"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation; and

         WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of common stock, par value $.0001 per share, in separately designated series representing separate funds with their own investment objectives, policies and purposes; and

         WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Corporation listed on Schedule A1 attached hereto (the "Portfolio"), and the Subadviser is willing to furnish such services;

         NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

         1. Duties of the Subadviser. (a) The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Corporation. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser of the Corporation is required to maintain, and will render regular reports to the Adviser and to officers and Directors of

--------
1 Schedule A has been omitted pursuant to the terms of an exemptive order SunAmerica Focused Series, Inc. received from the Securities and Exchange Commission.

the Corporation concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Directors of the Corporation and in compliance with such policies as the Directors of the Corporation may from time to time establish, and in compliance with (a) the objectives, policies, and limitations for the Portfolio set forth in the Corporation's current prospectus and statement of additional information, and (b) applicable laws and regulations.

                  The Subadviser represents and warrants to the Adviser that the portion of the assets which it manages of the Portfolio set forth in Schedule A will at all times be operated and managed in compliance with all applicable federal and state laws governing its operations and investments. Without limiting the foregoing, the Subadviser represents and warrants (1) qualification, election and maintenance of such election by each Portfolio to be treated as a "regulated investment company" under Subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), and (2) compliance with
(a) the provisions of the Act and rules adopted thereunder; (b) applicable federal and state securities, commodities and banking laws; and (c) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for shares of the corporation, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

                  (b) The Subadviser agrees to maintain a level of errors and omissions or professional liability insurance coverage that is from time to time satisfactory to the Adviser.

         2. Portfolio Transactions. The Subadviser is responsible for decisions to buy or sell securities and other investments for a portion of the assets of each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing Portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Directors may determine and, consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the corporation and its respective affiliates, as broker-dealers or futures commission merchants to effect Portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Directors of the Corporation such information relating to Portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliate' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

         3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Corporation and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

         4. Other Services. At the request of the Corporation or the Adviser, the Subadviser in its discretion may make available to the Corporation, office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Corporation or the Adviser at the Subadviser's cost.

         5. Reports. The Corporation, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statement, and such other information with regard to their affairs and that of the Corporation as each may reasonably request.

         6. Status of the Subadviser. The services of the Subadviser to the Adviser and the corporation are not be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Corporation are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

         7. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio that are required to be maintained by the Corporation pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Corporation are the property of the Corporation and will be surrendered promptly to the Corporation or the Adviser on request.

                  The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Corporation's auditors, the Corporation or any representative of the Corporation, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Corporation.

         8. Reference to the Subadviser. Neither the Corporation nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

         9. Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Corporation or to any shareholder of the Corporation for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a beach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the

Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the "Indemnified Parties") from any liability arising from the Subadviser's conduct under this Agreement.

                  (b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any an all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon
(i) any wrongful act or breach of this Agreement by the Subadviser, or (ii) any failure by the Subadviser to comply with the representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

                  (c) The Subadviser shall not be liable to the Adviser for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by Subadviser and (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Portfolio, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request. The adviser agrees that Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating Portfolio and shall comply with subsections (a) and (b) of
Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) with respect to the portion of assets of a Portfolio allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any liability arising from the conduct of the Adviser and any other subadviser with respect to the portion of a Portfolio's assets not allocated to Subadviser.

         10. Permissible Interests. Directors and agents of the Corporation are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Corporation as Directors, or otherwise; and the Subadviser (or any successor) is or may be interested in the Corporation in some manner.

         11. Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the

Portfolio voting separately from any other series of the Corporation.

                  With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Corporation, by vote of a majority of the Directors, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Corporation, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the corporation; provide, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Corporation in accordance with the Act, or after six months' written notice, whichever is earlier. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continue effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

                  This Agreement will also terminate in the event that the Advisory Agreement by and between the Corporation and the Adviser is terminated.

         12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         13. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Corporation must be obtained in conformity with the requirements of the Act.

         14. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

         15. Separate Series. Pursuant to the provisions of the Articles of Incorporation and the General Laws of the State of Maryland, each Portfolio is a separate series of the Corporation, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Corporation as a whole.

         16. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         Subadviser:       Marsico Capital Management, LLC
                           1200 17th Street - Suite 1300
                           Denver, Colorado 80202

         Adviser: SunAmerica Asset Management Corp.
                  The SunAmerica Center
                  733 Third Avenue, Third Floor
                  New York, NY  10017-3204
                  Attention: Robert M. Zakem
                             Senior Vice President and General Counsel

         IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

                                            SUNAMERICA ASSET MANAGEMENT CORP.


                                            By:  _______________________________
                                                     Name:  Peter A. Harbeck
                                                     Title: President


                                            MARSICO CAPITAL MANAGEMENT, LLC

                                            By:  _______________________________
                                                     Name:  Barbara M. Japha
                                                     Title: President

                       AMENDMENT TO SUBADVISORY AGREEMENT

         This Amendment is made as of June 29, 2004 between AIG SunAmerica Asset Management Corp., successor-in-interest to SunAmerica Asset Management Corp., a Delaware corporation ("Adviser"), and Marsico Capital Management, LLC, a Delaware limited liability company ("Subadviser").

                                   BACKGROUND

         A. Adviser and Subadviser are parties to a Subadvisory Agreement dated January 2, 2001 (the "Agreement") under which Subadviser provides certain services to Adviser concerning certain series of the SunAmerica Focused Series, Inc. (the "Corporation").

         B. The parties wish to amend the Agreement as set forth below.

                                    AMENDMENT

         For good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

1. Schedule A of the Agreement shall be deleted and replaced with the attached.

         2. The second sentence of the second paragraph of Section 1(a) of the Agreement is hereby deleted and replaced with the following sentence:

                  "Without limiting the foregoing, the Subadviser represents and warrants that, solely with respect to the portion of each Portfolio that Subadviser manages, and recognizing the Subadviser's limited control over certain compliance matters relevant to those Portfolios, the Subadviser will cooperate to ensure (1) qualification, election, and maintenance of such election by the managed portion of the Portfolio to be treated as a "regulated investment company" under Subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), and (2) compliance with (a) the provisions of the Act and rules adopted thereunder for the managed portion of the Portfolio; (b) applicable federal and state securities, commodities, and banking laws relevant to the managed portion of the Portfolio; and (c) the Adviser's determinations regarding distribution requirements necessary to avoid payment of any excise tax by the managed portion of the Portfolio pursuant to Section 4982 of the Code."

         3. The sixth sentence of Section 2 of the Agreement is hereby deleted and replaced with the following:

                  "The Subadviser will promptly communicate to the Adviser and (through the Adviser) to the officers and the Directors of the Corporation such information relating to Portfolio transactions as they may reasonably request, including but not limited to, any reports that the Subadviser may in its sole discretion cause to be prepared by independent third parties relating to the execution costs of such transactions, if any."

         4. The first paragraph of Section 7 of the Agreement is hereby deleted and replaced with the following:

                  "The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments held by the portion of the Portfolio that is managed by Subadviser and that are required to be maintained by the Corporation pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Corporation are the property of the Corporation and will be surrendered promptly to the Corporation or the Adviser on request, provided that the Subadviser may keep a copy of such records."

         5.       The following shall be added as Section 17 of the Agreement:

                  "Proxy Voting. The Portfolios have appointed Investor Responsibility Research Center as the proxy-voting agent and will vote all such proxies in accordance with the proxy voting policies and procedures adopted by the Board of Directors. With respect to certain vote items, a Portfolio may request guidance or a recommendation from the adviser, administrator or subadviser of the Portfolio. The Subadviser shall no have responsibilities in connection with the final proxy voting decisions for a Fund, although the Subadviser may be requested to make a proxy voting recommendation."

         6.       The following shall replace the Adviser's notice address under
                  Section 16 of the Agreement:

                  AIG SunAmerica Asset Management Corp.
                  Harborside Financial Center
                  3200 Plaza 5
                  Jersey City, NJ  07311-4992
                  Attention: Robert M. Zakem
                             Senior Vice President and
                             General Counsel

         7. This Amendment supersedes and replaces any other agreements relating to the same subject matter (other than the Agreement itself). The Agreement, as supplemented by this Amendment, is ratified and confirmed. Adviser warrants and represents that the Corporation has consented to this Amendment as required by
                  Section 13 of the Agreement.

         8. This Amendment may be executed in two or more counterparts which together shall constitute one instrument.


MARSICO CAPITAL MANAGEMENT, LLC             AIG SUNAMERICA ASSET
                                            MANAGEMENT CORP.


By:                                         By:
   ----------------------------------          ---------------------------------
Name:    Christopher J. Marsico             Name: Peter A. Harbeck
     --------------------------------            -------------------------------
Title:   President                          Title: President and CEO
      -------------------------------             ------------------------------